UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

December 16, 2013
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2013, Dennis A. Muilenburg, Boeing Executive Vice President and President and Chief Executive Officer, Boeing Defense, Space & Security, will leave his current position and assume the role of Vice Chairman, President and Chief Operating Officer of The Boeing Company (the “Company”).  Mr. Muilenburg, 49, has served in his current position since September 2009.  Prior to that, he served as President of Boeing Defense, Space & Security’s Global Services & Support business from February 2008 to August 2009.  W. James McNerney, Jr. will continue to serve as the Company’s Chairman of the Board and Chief Executive Officer.  Also effective December 31, 2013, Raymond L. Conner, Boeing’s Executive Vice President and President and Chief Executive Officer, Boeing Commercial Airplanes, will serve as Boeing Vice Chairman and President and Chief Executive Officer, Boeing Commercial Airplanes.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2013, the Company’s Board of Directors adopted changes to Articles IV and V of the Company’s By-Laws (the “By-Laws”). The changes consist of minor modifications to the offices of President and Chief Executive Officer, as well as certain non-substantive amendments.

The foregoing summary of the amendments to the By-Laws is subject to, and qualified in its entirety by, the By-Laws, as amended and restated on December 16, 2013, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 18, 2013, the Company issued a press release announcing management changes.  Effective December 31, 2013, in addition to the changes set forth above, Christopher M. Chadwick will succeed Mr. Muilenburg as Boeing Executive Vice President and President and Chief Executive Officer, Boeing Defense, Space & Security.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated December 16, 2013
99.1	Press Release dated December 18, 2013, furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: December 18, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated December 16, 2013
99.1	Press Release dated December 18, 2013, furnished herewith